Consent of Independent Registered Public Accounting Firm

Orient Paper, Inc.

Science Park

Juli Road

Xushui Country

Hebei Province 072550

China

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File No. 333-163340) of Orient Paper, Inc (the “Company”) of our reports dated March 15, 2012, relating to the consolidated financial statements and the effectiveness of the Company’s internal control over financial reporting, which appear in this Form 10-K.

/s/ BDO China Shu Lun Pan Certified Public Accountants LLP

Shenzhen, the People’s Republic of China

March 15, 2012